UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 26, 2023
EOS ENERGY ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39291	84-4290188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3920 Park Avenue
Edison, New Jersey 08820
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (732) 225-8400
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	EOSE	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock	EOSEW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On July 27, 2023, the Company issued a press release providing its preliminary results for the second quarter ended June 30, 2023 and certain other business updates. A copy of the press release is furnished herewith as Exhibit 99.1.
The information furnished under this Item 2.02 and in the accompanying Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 26, 2023, the Compensation Committee of the Board of Directors of the Company approved the grant of 40,000 restricted stock units (the “RSU Grant”) to the Company’s Chief Financial Officer, Nathan Kroeker. Issuance of the RSU Grant is contingent upon (i) the achievement of a certain performance condition during a specified time period (the “Milestone Event”), and (ii) Mr. Kroeker’s continued employment through the Milestone Event date. The RSU Grant will vest 60 days after the achievement of the Milestone Event. The vesting is contingent on Mr. Kroeker’s continued employment through that date. If Mr. Kroeker voluntarily resigns or is terminated by the Company prior to the applicable vesting date, the unvested RSU Grant is forfeited.
Item 7.01 Regulation FD Disclosure.
Item 2.02 above is incorporated herein by reference.
The information furnished under this Item 7.01 and in the accompanying Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.
Item 8.01 Other Events.
The Company expects to record revenue of $0.2 million for the quarter ended June 30, 2023, as the Company transitions manufacturing to the Eos Z3™ battery, with expected second quarter gross margin to improve by 20% to 50% over the prior quarter, cash balance (excluding restricted cash) of $23.2 million as of June 30, 2023, and booked orders of $86.9 million for the first half of 2023. These preliminary results for the second quarter ended June 30, 2023 are preliminary and estimated based on the information available to us at this time, and should not be viewed as a substitute for our interim unaudited condensed consolidated financial statements prepared in accordance with GAAP. Actual financial results for the second quarter ended June 30, 2023, may differ materially from the preliminary financial results. Accordingly, you should not place undue reliance on these preliminary results.
The preliminary results for the second quarter ended June 30, 2023 have been prepared by and are the responsibility of management. Neither our independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled or performed any procedures with respect to the preliminary results, nor have they expressed any opinion or any other form of assurance with respect thereto.
Item 9.01 Financial Statement and Exhibits
(d) Exhibits

Exhibit Number	Description of Document

99.1	Press Release dated July 27, 2023
104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOS ENERGY ENTERPRISES, INC.

Dated: July 28, 2023	By:	/s/ Nathan Kroeker
		Name:	Nathan Kroeker
		Title:	Chief Financial Officer
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